Exhibit (h)(12)

EXCHANGE LISTED FUNDS TRUST

SCHEDULE A

dated December 5, 2023 to the

EXPENSE LIMITATION AGREEMENT

dated May 19, 2022

FUND	MAXIMUM ANNUAL EXPENSE LIMIT	RECOUPMENT	ACQUIRED FUND FEES AND EXPENSES (“AFFE”)	INITIAL EXPENSE LIMIT EFFECTIVE DATE	INITIAL TERM END DATE
Cabana Target Drawdown 7 ETF	0.69%	No	Excluded from Cap	September 1, 2021	August 31, 2024
Cabana Target Drawdown 10 ETF	0.69%	No	Excluded from Cap	September 1, 2021	August 31, 2024
Cabana Target Drawdown 13 ETF	0.69%	No	Excluded from Cap	September 1, 2021	August 31, 2024
Cabana Target Drawdown 16 ETF	0.69%	No	Excluded from Cap	September 1, 2021	August 31, 2024
Cabana Target Leading Sector Conservative ETF	0.69%	No	Excluded from Cap	September 1, 2022	August 31, 2024
Cabana Target Leading Sector Moderate ETF	0.69%	No	Excluded from Cap	September 1, 2022	August 31, 2024
Cabana Target Leading Sector Aggressive ETF	0.69%	No	Excluded from Cap	September 1, 2022	August 31, 2024
Bancreek U.S. Large Cap ETF	0.70%	No	Excluded from Cap	Commencement of Operations	April 1, 2025

EXCHANGE LISTED FUNDS TRUST,
on behalf of each series of the Trust set forth in Schedule A

/s/ J. Garrett Stevens
Name: J. Garrett Stevens
Title: President

EXCHANGE TRADED CONCEPTS, LLC

/s/ J. Garrett Stevens
Name: J. Garrett Stevens
Title: Chief Executive Officer